SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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WESTBRIDGE RESEARCH GROUP

(Name of Registrant as Specified In Its Charter)

N/A

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WESTBRIDGE RESEARCH GROUP

1260 AvenidaChelsea
Vista, CA92081

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held June 15, 2012

TO THE SHAREHOLDERS OF WESTBRIDGE RESEARCH GROUP:

Notice is hereby given that the Annual Meeting of the Shareholders of Westbridge Research Group (the "Company") will be held at the offices of Westbridge Research Group, 1260 Avenida Chelsea, Vista, CA  92081, on June 15, 2012, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.	To elect three directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been elected and have qualified.

2.	To ratify the appointment of PKF as the independent accountants of the Company for the 2012 fiscal year.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Pursuant to the Bylaws, the Board of Directors has fixed May 1, 2012, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting.

We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Meeting either by executing and returning the enclosed Proxy or by casting your vote in person at the Meeting.  For directions to Westbridge please call 800-876-2767 or email wrg@westbridge.com

If you are unable to attend the meeting in person, you are requested to date, sign and return the enclosed proxy as promptly as possible.  An envelope is enclosed for your convenience.  If you receive more than one proxy because you own shares registered in two or more names or at different addresses each proxy should be completed and returned.  The execution of your proxy will not affect your right to vote in person if you are present at the meeting.  If you vote by Internet or telephone, please do not mail a proxy or voting instruction card. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

BY ORDER OF THE BOARD OF DIRECTORS

Richard Forsyth, Secretary

Vista, California
May 1, 2012

WESTBRIDGE RESEARCH GROUP
1260 Avenida Chelsea
Vista, California 92081
__________________________

PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on June 15, 2012
__________________________

This Proxy Statement is to be mailed to stockholders of Westbridge Research Group, a California corporation, beginning on or about May 1, 2012.  We refer in this proxy statement to Westbridge Research Group and “we,”“us,”“our,” or the “Company”.  This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors in the accompanying form for use at our 2012 Annual Meeting of Stockholders and at any adjournments or postponements thereof.  We refer to proxies in the accompanying for as “proxies” and to that meeting, as it may be adjourned or postponed, as the “meeting.”

ABOUT THE MEETING

Where and when is the meeting to be held?

The meeting will be held on Friday, June 15, 2012, at 10:00 a.m., Pacific time, at the Company’s offices, 1260 Avenida Chelsea, Vista, California 92081.

What is this proxy statement?

You have received this proxy statement and our annual report because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting.  This proxy statement includes information that we are required to provide you under the rules of the Securities and Exchange Commission (SEC) and that is designed to assist you in voting your shares.

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will act upon the matters described in this proxy statement.  These actions are listed in the question and answer below.  An additional purpose of the annual meeting is to transact any other business that may properly come before the annual meeting and any and all adjournments or postponements of the annual meeting.

What are the matters to be voted upon at the meeting?

Stockholders will consider:

•	The election of directors;

•	The ratification of our Audit Committee’s selection of PKF to serve as our independent registered public accounting firm for the year ending November 30, 2012; and

•	Any other business as may properly come before the meeting.

Who will be entitled to vote at the meeting?

Stockholders who own shares of our common stock of record as of the date of the close of business on May 1, 2012, are entitled to notice of, and to vote at, the meeting.  We refer to that time and date as the “record date.”

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.”  This proxy and our Annual Report has been sent directly to you by us.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. This proxy and the Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included with your proxy materials.

What does it mean if I receive more than one set of proxy materials?

If your shares are registered under different names or are in more than one account, you may receive more than one set of proxy materials.  To ensure that all of your shares are voted, please complete, sign and date the multiple proxy cards relating to your multiple accounts. We encourage you whenever possible to have all accounts registered in the same name and address.  You can accomplish this by contacting our transfer agent, Continental Stock Transfer & Trust Company at 212-509-4000.

How many shares will be entitled to vote and how many votes will I have?

On the record date, there were outstanding 2,148,438 shares of our common stock.  Each outstanding share of common stock at the close of business on the record date is entitled to one vote on all matters to be voted on at the meeting.

Are proxy materials for the meeting available on-line?

Yes.  This proxy statement and our 2011 Annual Report on Form 10-K for our fiscal year ended November 30, 2011 as filed with the Securities and Exchange Commission, are available to view or download at http://www.cstproxy.com/westbridge/2012.

How can I vote if I am the record owner of common stock?

Stockholders in whose name shares are registered as of the record date may vote:

In person: The meeting is at our offices. Call 760-599-8855 for directions.

Mail: Fill in, date and sign the enclosed proxy card and mail it promptly in the enclosed postage paid envelope, which requires no postage if mailed in the United States.

Fax: Fill in, date and sign the enclosed proxy card and fax it to (212) 509-5152.

If my shares are owned of record by a fiduciary, how can I vote and what if I wish to vote personally at the meeting?

If your shares are held in “street name” by an institution (that is, held by and registered in the name of, a bank, broker or other nominee), then that institution is the record owner of those shares and entitled to vote them. Stockholders who are the beneficial owner of shares on the record date should receive instructions from, or on behalf of, that institution describing the procedures for advising the institution how to vote those shares.

A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by Internet or telephone.  If your shares are held in an account at such a bank or brokerage, you may direct the voting of those shares by Internet or telephone by following the instructions on their enclosed voting form.  Directing your vote in this manner will not affect your right to vote in person if you decide to attend the Meeting; however, you must first request a proxy from the institution.

If your shares are held in street name and you wish to vote at the meeting, you will need to obtain a separate proxy form from the institution that holds your shares affording you the right to vote those shares.  Obtaining a proxy will automatically cancel any voting directions you have previously given by Internet or by telephone with respect to your shares.

What happens if my shares are held in “street name” and I do not give my fiduciary instructions as to how to vote my shares?

Brokers that are members of the New York Stock Exchange have the discretion to vote the shares of their clients that the broker holds in street name where the client’s broker has received no voting direction from the beneficial owner with respect to non-contested elections of directors, the selection of independent registered public accounting firms and certain other matters considered to be “routine” matters.  All matters proposed for consideration at the meeting are considered to be routine.  Brokers are, therefore, expected to exercise their discretion with respect to the election of directors (Proposal 1) and the ratification of the selection of our independent registered public accounting firm (Proposal 2). Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum.

If I vote by proxy, how will my shares be voted?

Proxies properly and timely received will be voted at the meeting in accordance with your directions.  With respect to the election of directors, you may vote for each nominee, or withhold your vote for one or more specific nominees.  You may vote for, against or abstain from voting with respect to the other proposals.

What happened if I return the proxy card without making a vote?

If your proxy does not provide instructions, the shares represented by your proxy will be voted:

•	FOR all nominees proposed in this proxy statement; and

•	FOR ratification of the selection of PKF to serve as our independent registered public accounting firm for the year ending November 30, 2012.

How will a proposal or other matter that was not included in this proxy statement be voted upon by the proxy holders named in the proxy card if it comes up at the meeting?

The Board of Directors does not intend to bring before the meeting any other matter, and has not received notice of, and is not aware of, any other matter that is to be presented by stockholders for action at the meeting.  If, however, any other matters or motions come before the meeting, it is the intention of the proxy holders to vote the proxy in accordance with their judgment on those other matters or motions, including any matters dealing with the conduct of the meeting.

How can I change my vote after I submit my proxy?

Any proxy given by a registered stockholder may be revoked by the person giving it at any time prior to the exercise of the power conferred in the proxy by:

•	Delivering a written notice revoking the proxy to our President, Christine Koenemann, at 1260 Avenida Chelsea, Vista, California 92081, or at the meeting;

•	Delivering a duly executed proxy bearing a later date to our President at the address set forth above or at the meeting;

•	Voting in person at the meeting.

If your shares are held in “street name” by a bank, broker or other institution, you should check with that institution as to how to change your vote.

What constitutes a quorum in order to conduct the meeting?

The presence, in person or by proxy, of a majority of our outstanding shares of common stock on the record date will constitute a quorum for the transaction of business at the meeting.  Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting for determining the presence of a quorum.

What vote is required to approve each proposal?

The matters proposed to be considered will require:

•
A plurality (that is, the three persons receiving the highest number of affirmative votes cast) of the vote of shares present in person or represented by proxy at the meeting and voting thereon for the election of directors (Proposal 1); and,

•
The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and voting on the matter to ratify the selection of PKF as our independent registered public accounting firm for the year ending November 30, 2012 (Proposal 2).

How are the proxies which “withhold authority” for the election of directors, “abstain” or which are subject to “broker non-votes” counted in determining the outcome of a vote?

Shares represented by proxies that are marked “withhold authority” for the election of one or more director nominees will not be counted as a vote cast for those persons (Proposal 1).

Abstentions are considered as shares present and voted on the subject matter and, therefore, to the extent a vote requires approval by a majority of our outstanding shares of common stock, or a majority of the shares present in person or represented by proxy and entitled to vote on the matter (Proposal 2), abstentions will have the effect of a negative vote thereon.

If a broker, nominee or other fiduciary holding shares in street name votes some, but not all, of the shares held by it as record owner for one or more beneficial owners of shares on one or more matters, the shares not voted by it on a matter are called “broker non-votes” as to that matter.  Under California law, broker non-votes will have no effect on the outcome on the election of directors which requires a plurality (Proposal 1) or ratification of the selection of independent public accountants which requires the approval by a majority of shares entitled to vote on the matter (Proposal 2).

Who paid for this proxy solicitation?

The cost of preparing, printing, assembling and mailing this proxy and other material furnished to stockholders (if any) in connection with the solicitation of proxies is borne by us.

SECURITY HOLDINGS OF CERTAIN
STOCKHOLDERS, MANAGEMENT AND NOMINEES

The following table sets forth information, as of May 1, 2012, the record date, except as noted below, with respect to the beneficial ownership of our common stock by:

•
each person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of  1934) known by us to beneficially own more than 5% of the outstanding shares of our common stock;

•	each director and nominee to serve as a director; and

•	each executive officer named in the Summary Compensation Table under the caption “Executive Compensation,” below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		W/O Exercise Percent of Class (5)	Percent of Class (6)

Christine Koenemann	170,675	(1)	1.2	7.4

Lawrence Parker	70,675	(2)	1.0	3.1

Albert L. Good	182,300		8.5	8.5

Kenneth P. Miles	119,867		5.6	5.6

William Fruehling	69,500	(3)	*	3.1

Mark Cole	42,500	(4)	*	1.9

All Directors & Officers as a Group (3 persons)	284,700		1.3	11.8

* less than 1%

(1)	Consists in part of exercisable options to purchase 50,000 shares at $0.25 per share, 50,000 shares at $1.53 per share, and 20,000 shares at $0.81 per share.

(2)	Consists in part of exercisable options to purchase 40,000 shares at $1.53 per share, and 10,000 shares at $0.81 per share.

(3)
Consists of exercisable options to purchase 37,000 shares at $0.25 per share, 5,000 shares at $1.53 per share, 12,500 shares at $0.47 per share, 7,500 shares at $0.81 per share and 7,500 shares at $0.85 per share.

(4)
Consists of exercisable options to purchase 10,000 shares at $0.25 per share, 5,000 shares at $1.53 per share, 12,500 shares at $0.47 per share, 7,500 shares at $0.81 per share and 7,500 shares at $0.85 per share.

(5)           Calculated as if no options were exercised and 2,148,438 shares outstanding.

(6)	Calculated as if only that (those) shareholder’s(s’) options/warrants exercisable within 60 days were exercised and no other options/warrants were exercised.

PROPOSAL 1

ELECTION OF DIRECTORS

OurArticles of Incorporation and By-Laws provide that our Board of Directors (which we refer to as “our Board” or “the Board”) shall consist of three directors.  Each incumbent director was previously elected by our stockholders.

The term of office of directors continues for approximately one year until the next annual meeting of the Shareholders, until their respective successors are elected and qualified.

Our Board of Directors has selected as its nominees for election as directors at the meeting, William Fruehling, Mark Cole and Christine Koenemann.  Ms. Koenemann is our President, Secretary and Chief Financial Officer.  Mr. Fruehling and Mr. Cole are non-employee directors and independent under the NASDAQ Marketplace Rules.  Unless otherwise directed, the proxy holders intend to cast all votes pursuant to proxies received for the election of Mr. Fruehling, Mr. Cole and Ms. Koenemann to serve as directors.  We refer to Mr. Fruehling, Mr. Cole and Ms. Koenemann as the “nominees.”

In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors.  We believe that all of the nominees are available to serve as directors.

Background of Nominees for Directors

William Fruehling, 71, was appointed to the Board of Directors in April 1997.  Mr. Fruehling is the founder and President of Fruehling Communications, a San Diego based advertising and public relations company which focuses on Western and Sunbelt agriculture.  Prior to starting Fruehling Communications, Mr. Fruehling worked extensively in the Advertising industry with regard to agribusiness.  He managed The Elanco Products Crop Protection Chemical account in the Southern and Western United States, as well as the Monsanto Account with regard to Hybrid Seed Corn, for Creswell, Munsell, Fultz & Zirbel in Cedar Rapids, Iowa.

Mark Cole, 49, received his Bachelors Degree in Business Administration (Accounting) from San Diego State University in 1990. After receiving his degree, Mr. Cole spent 8 years as an audit professional with Big 4 public accounting firms and later served as Managing Director for the CPA firm of Cole and Company. He served as the Corporate Controller for Crocs, Inc., a designer and manufacturer of footwear and as a consultant to 2009.  He has served in similar financial capacities for Salient Networks and Ashworth, Inc.  In March 2010, Mr. Cole became an accounting officer of Kidrobot, Inc., and served in that capacity until October 2011.  He was appointed as a Director of the Company April 7, 2005.

Christine Koenemann, 59, was elected President and appointed as a Director of the Company on March 2, 1995.  She has worked for the Company for the past 29 years in varying positions including Chief Financial Officer, Secretary, Operations Manager, Shareholder Relations Liaison, Director of Administration, and Assistant Treasurer.  She attended Indiana University School of Business and worked in retail management prior to joining the Company.

Directors’ Independence

A majority of our Board, and all members of our Auditing Committee or has determined that, of its present directors, William Fruehling and Mark Cole are “independent directors,” as defined under NASDAQ’s Marketplace Rules.  In reaching its conclusion, our Board determined that these individuals do not have a relationship with our organization that, in the Board’s opinion, would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and do not have any of the specific relationships set forth in NASDAQ’s Marketplace Rules that would qualify any of them from being considered directors.

Meeting of the Board of Directors

During the year ended November 30, 2011, our Board of Directors held seven meetings.  Each incumbent director attended at least 75% of the aggregate number of Board meetings and meetings of all committees of the Board on which that director served that were held during the year.

Attendance at Stockholders Meetings

It is our policy that, absent extenuating circumstances, all members of the Board attend annual meetings of shareholders.  All members of the Board attended our 2011 Annual Meeting of Stockholders.

Committees of the Board

Our Board of Directors has Audit and Compensation Committees.  The following table sets forth the current composition of the committees of our Board:

Name	Audit Committee	Compensation Committee

William Fruehling	X	X - Chairperson

Mark Cole	X - Chairperson	X

Christine Koenemann	not a member	not a member

Committee Charters

The specific functions and responsibilities of each committee are set forth in its written charter adopted by the Board of Directors.  Each Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval.  A copy of each committee’s charter is available upon request.

Audit Committee

Each member of the Audit Committee meets the requirements for eligibility for audit committee membership under NASDAQ’s Marketplace rules, including the independence requirements of Rule 10A-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  The Board of Directors has determined that Mr. Cole is an audit committee financial expert, within the meaning of the rules and regulations of the Securities and Exchange Commission.

The functions of the Audit committee include, in general:

•
overseeing both accounting and financial processes, the audits of our financial statements, our systems of internal control over financial reporting, accounting and legal compliance, the ethics standards that management and the Board has established, and our auditing, accounting and financial reporting processes generally;

•	the appointment, compensation, retention and oversight of our independent public accounting firm; and

•	pre-approving all audit and permissible non-audit services to beprovided by our independent public accounting firm.

A report of the Audit Committee appears under the caption “Audit Committee Report,” below.  The Audit Committee met on four occasions during the year ended November 30, 2011.

Compensation Committee

The Compensation Committee is authorized, among other things, to:

•	consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements with respect to our executive officers;

•	grant and administer equity compensation awards under our present and future equity compensation plans; and

•	examine and make recommendations to the full Board of Directors with respect to other employee benefit plans and arrangements for us and our subsidiaries.

The Compensation Committee met on six occasions during the year endedNovember 30, 2011.

None of the directors who serve on the Company’s Compensation Committee are or have ever been an employee of the Company.

Director Nomination Process

Our full Board of Directors selects nominees to serve as directors.

The Board will consider nominees to serve on our Board that are recommended by stockholders, as well as by directors, officers and others.  Although it may do so in the future, the Board has not in the past retained or paid any third party to assist in identifying and evaluating nominees.

The Board has not established specific minimum qualifications, or specific qualities or skills, for prospective nominees.  The Board will consider, among other things, a potential nominee’s financial and business experience, educational background, understanding of other business and industry, skills that would complement rather than duplicate skills of existing Board members, demonstrated ability in his or her professional field, integrity and reputation, willingness to work productively with members of the Board and represent the interests of stockholders as a whole, and time availability to perform the duties of a director, as well as the then current size and composition of the Board.  No weight is assigned to any of the factors and the Board may change its emphasis on certain of these factors from time to time in light of our needs at the time.  The Board will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board and, in addition, in the case of incumbent directors, the director’s past attendance at and participation in, Board meetings and his or her overall contributions to the Board.  Evaluations of candidates involve a review of background material supporting the criteria described above, internal discussions within the Board and interviews with a candidate as appropriate.

A stockholder seeking to recommend a prospective nominee should submit the recommendation to the Board of Directors, Westbridge Research Group, 1260 Avenida Chelsea, Vista, California 92081, Attention: Secretary, within the time frame described in the third sentence under the caption “Miscellaneous - Stockholder Proposals,” below.  The recommendation should include, in addition to the name and business or residence address of the nominee, the written consent of the person being recommended to being named as a nominee in our proxy statement relating to the stockholder vote on his or her election and to serve as a director if elected.  The recommendation must also include all information would be required to be disclosed concerning the nominee in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, but not limited to, the information required by Items 103, 401, 403 and 404 of Regulation S-K of the Securities and Exchange Commission.  In addition, the stockholder recommending the proposed nominee must provide the recommending stockholder’s name, address and number of shares of our common stock owned by the recommending stockholder as they appear on our stockholder records and the length of time the shares have been owned by the recommending stockholder, or if held in “street name,” a written statement from the record holder of the shares confirming the information concerning the stock ownership of the recommending stockholder, and whether the recommendation is being made with or on behalf of one or more other stockholders and, if so, similar information with respect to each other stockholder with or on behalf of whom the recommendation is being made.

Stockholder Communications with Directors

Stockholders may communicate directly with our Board of Directors or one or more specific directors by a written communication to:  Board of Directors or the specific director, c/o Secretary, Westbridge Research Group, 1260 Avenida Chelsea, Vista, California  92081.  Our Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) related solely to complaints by users of our products that are ordinary course of business customer service and satisfaction issues, or (3) clearly unrelated to our business, industry, management, the Board, a Board committee or a Board member.   Our Secretary will make all communications not specifically addressed to any one director available to each member of the Board at the Board’s next regularly scheduled meeting.

Audit Committee Report

Management has the primary responsibility for our financial reporting process, including our financial statements, while the Audit committee is responsible for overseeing our accounting, auditing and financial report practices, and our independent public accounting firm has the responsibility for auditing our annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report on those financial statements.  In fulfilling our oversight responsibility with respect to our Company’s financial statements for the year ended November 30, 2011, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended November 30, 2011 with management and PKF, our independent registered public accounting firm;

•	Discussed with PKF the matters required to be discussed by Statement on Auditing Standards No. 114, and the corresponding U.S. Auditing Standards No. 380; and

•
Received the written disclosures and the letter from PKF required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communication with the Audit Committee concerning independence, and also discussed PKF’s independence (see “Ratification of Selection of Independent Public Accounting Firm,” below).

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our audited financial statements for the year ended November 30, 2011 be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

Respectfully,
Mark Cole, Chairman
William Fruehling

Executive Officers

Ms. Koenemann is the Company’s President.  Mr. Forsyth serves as the Company’s Chief Financial Officer, Secretary and General Counsel. Dr. Parker is a vice-president of the Company and the Director of Research and Development, but he does not serve as an executive officer. Mr. Forsyth and Dr. Parker are not directors of the Company.

Officers hold office until their successors are chosen and qualified.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board.

Required Vote

A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors will elect directors.  The Board of Directors recommends that stockholders vote FOR William Fruehling, Mark Cole and Christine Koenemann to serve as directors.

PROPOSAL 2

RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTING FIRM

The independent public accounting firm of PKF has been appointed by the Audit Committee of our Board of Directors to continue to serve as our independent public accounting firm for the year ending November 30, 2011, subject to ratification at the meeting by our stockholders.  PKF has served as our independent public accountants since 1998.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by PKF for services rendered to us with respect to the fiscal year ended November 30, 2011 and 2010, respectively:

Fee Category	Fiscal 2011	Fiscal 2010

Audit Fees	$45,143	$44,566
Audit-related fees	-
Tax fees	$5,350	$5,148
All other fees	$234	-
Total fees	$50,727	$49,714

Audit Fees.  The fees for services rendered by PKF were for the audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended November 30, 2011 and its reviews of our interim condensed consolidated financial statements included in our quarterly Reports on Form 10-Q for the quarters ended February 28, 2011, May 31, 2011 and August 31, 2011.  Audit fees included services that are normally provided by PKF in connection with regulatory filings or engagements, including consents provided with respect to registration statements we filed with the Securities and Exchange.

Tax Fees.  These fees were for services regarding the preparation of income tax returns and other tax compliance.

Other Fees.  These fees related to assistance provided regarding an IRS notice received by the Company.

In connection with the standards for independence of a company’s independent public accounting firm promulgated by the Securities and Exchange Commission, the Audit Committee of our Board considered whether the services provided were compatible with maintaining the independence of PKF for the respective periods that each was engaged by us, and determined that the provision of those services did not adversely affect the independence of PKF.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year for services set forth in an engagement letter approved by the Audit Committee or its Chairperson and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  All of the services provided by PKF during the years ended November 2011 and 2010 were pre-approved by the Audit Committee or its Chairperson, his decision was reported to the full Audit Committee at its next scheduled meeting.  Our independent public accounting firm and management are required to periodically report to the Audit Committee or its Chairperson regarding the extent of services provided by our independent public accounting firm in accordance with this pre-approval process and the fees for the services performed to date.  The Audit Committee or its Chairperson may also pre-approve particular services on a case-by-case basis.

Effect of Ratification

Our Board proposed that the stockholders ratify the Audit Committee’s selection of PKF as our independent public accounting firm for the year ending November 30, 2012.  If the resolution selecting PKF as our independent registered public accounting firm is adopted by stockholders, the Audit Committee nevertheless retains the discretion to select different auditors should it then deem it in our interest.  Any future selection need not be submitted to a vote of stockholders.

Required Vote

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and voting on this proposal is required to ratify the selection of PKF as our independent registered public accounting firm.  Our Board of Directors recommends a vote FOR Proposal 2.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the years ended November 2011, 2010 and 2009, information concerning the compensation of our President (Chief Executive Officer), our Chief Financial Officer, and our next most highly compensated officer (other than our President) who were serving at November 30, 2011.   Dr. Parker serves as vice-president of the Company, but he is not an executive officer. There is no one who, but for the fact he was not serving at November 30, 2011, would have been one of two most highly compensated executive officers.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Non-qualified Incentive Plan Compensation	All Other Compensation(2)	Total

Christine Koenemann	2011	$150,000	$35,000	0	$0	0	0	$0	$185,000
President & Director	2010	$135,000	$25,000	0	$8,260	0	0	$2,596	$170,856
	2009	$135,000	$25,000	0	$0	0	0	$4,154	$164,154

Richard Forsyth	2011	$30,000	$0		$0	0	0	$0	$30,000
Chief Financial Officer, Secretary & General Counsel(3)

Larry Parker, PhD	2011	$100,000	$20,000	0	$0	0	0	$22,382	$142,382
Vice President &	2010	$85,000	$15,000	0	$4,139	0	0	$24,236	$128,375
Director of R&D	2009	$85,000	$8,000	0	$0	0	0	$20,144	$113,144

(1)           Option Awards are issued pursuant to our 2001 Stock Option Plan and reflects the dollar amount of compensation expense recognized by us in our financial statements for reporting purposes in accordance with ASC 718. For a discussion on the assumptions made regarding the valuation of the option awards, please see Note 1 “Organization and Significant Accounting Policies” in our Notes to Consolidated Financial Statements.

(2)           All Other Compensation is comprised of unused vacation paid to Christine Koenemann and commissions and unused vacation paid to Larry Parker, PhD.

(3)           Mr. Forsyth’s employment began September 1, 2011.

Employee Agreement with Christine Koenemann

On May 1, 2011, we entered into an employment Agreement with Christine Koenemann, our President, Secretary and Chief Financial Officer.  The Employment Agreement provides for a term ending November 30, 2014.  Under the Employment Agreement Ms. Koenemann receives a base salary of $150,000 per year.  Ms. Koenemann is also eligible for a bonus paid out annually based on factors determined from time to time by the Company’s Board of Directors.  She is entitled to annual reviews which may result in an increase or decrease of the base salary, but no decrease can be more that 10% of the prior year’s base salary without the written agreement of Ms. Koenemann. She is also eligible to participate in benefits offered to our other employees such as a health plan.

Ms. Koenemann also will receive compensation if there is a “Change in Control” in the Company.  A “Change in Control” is, in general, termination of Ms. Koenemann’s employment within three years following a sale of all or substantially all of our assets, a consolidation or merger of the Company with any other person as a result of which those who were our stockholders immediately prior to the consolidation or merger do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote.  Should a “Change in Control” occur, Ms. Koenemann is entitled to receive an amount equal to three years base salary if she is terminated in the first two years of a Change in Control and two years’ salary if terminated in the third year after a Change in Control.  In both cases all unvested stock options will immediately vest.

Ms. Koenemann is also entitled to compensation if a “Change in Control” has occurred and her job title or authority changes significantly or if her place of employment changes by more than 20 miles from its current location.

In the event of the death or disability of Ms. Koenemann, she or her estate is entitled to a payment of six months of her base salary, unless the death or disability occurs after a “Change in Control” in which case the payment will be equal to three years of her base salary.

Ms. Koenemann will receive a severance package if she is terminated by the Company “without cause.”  The terms of the severance package provides that she would receive three years base salary.

In 2010, Ms. Koenemann was granted an option to purchase up to 20,000 shares of the Company’s common stock under the Company’s 2001 Stock Option Plan.  The option vests over three years in equal installments.  The exercise price is $0.81 per share.  She has ten years from the date of grant to exercise the option.

A copy of Ms. Koenemann’s Employment Agreement has been filed with the SEC on Form 8-K.

Employee Agreement with Dr. Lawrence Parker

On April 1, 2011, we entered into an Employment Agreement with Lawrence Parker, Ph.D., our Vice-President and Director of Research and Development.  The Employment Agreement provides for a term ending November 30, 2014.  Under the Employment Agreement Dr. Parker receives a base salary of $100,000 per year.  Dr. Parker is also eligible for a bonus paid out annually based on factors determined by the President of the Company at the President’s sole discretion.He is entitled to annual reviews which may result in an increase or decrease of the base salary, but no decrease can be more that 10% of the prior year’s base salary without the written agreement of Dr. Parker. He is also eligible to participate in benefits offered to our other employees such as a health plan.

Dr. Parker also will receive compensation if there is a “Change in Control” in the Company.  A “Change in Control” is, in general, termination of Dr. Parker’s employment within two years following a sale of all or substantially all of our assets, a consolidation or merger of the Company with any other person as a result of which those who were our stockholders immediately prior to the consolidation or merger do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote.  Should a “Change in Control” occur, Dr. Parker is entitled to receive an amount equal to two years base salary and all unvested stock options will immediately vest.

Dr. Parker is also entitled to compensation if a “Change in Control” has occurred and his job title or authority changes significantly or if his place of employment changes by more than 20 miles from its current location.

In the event of the death or disability of Dr. Parker, he or his estate is entitled to a payment of six months of his base salary, unless the death or disability occurs after a “Change in Control” in which case the payment will be equal to two years of his base salary.

Dr. Parker will receive a severance package if he is terminated by the Company “without cause.”  The terms of the severance package provides that he would receive two years base salary.

In 2010, Dr. Parker was granted an option to purchase up to 10,000 shares of the Company’s common stock under the Company’s 2001 Stock Option Plan.  The option vests over three years in equal installments.  The exercise price is $0.81 per share.  He has ten years from the date of grant to exercise the option.

A copy of Dr. Parker’s Employment Agreement has been filed with the SEC on Form 8-K.

Employment Agreement with Richard Forsyth

On August 15, 2011, the Company entered into an employment agreement with Richard Forsyth.  The employment agreement provides that Mr. Forsyth is to serve as the General Counsel, Secretary and Chief Financial Officer of the Company for a term commencing September 1, 2011 and ending November 30, 2014. Mr. Forsyth’s base salary will be $120,000 per year with annual reviews which may result in an increase or decrease of the base salary, but any decrease cannot be for more than 10% of the prior year’s base salary without his written agreement.  Mr. Forsyth will also be entitled to a bonus paid out annually on factors determined by the Company’s President at the President’s sole discretion.Mr. Forsyth was not granted stock options in connection with this employment agreement. He is also eligible to participate in benefits offered to our other employees such as a health plan. The employment agreement allows Mr. Forsyth three weeks of vacation each year, instead of the two weeks that the Company’s policies would otherwise provide.

Mr. Forsyth also will receive compensation if there is a “Change in Control” in the Company.  A “Change in Control” is, in general, termination of Mr. Forsyth’s employment within two years following a sale of all or substantially all of our assets, a consolidation or merger of the Company with any other person as a result of which those who were our stockholders immediately prior to the consolidation or merger do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote.  Should a “Change in Control” occur, Mr. Forsyth is entitled to receive an amount equal to two years base salary and all unvested stock options will immediately vest.

Mr. Forsyth is also entitled to compensation if a “Change in Control” has occurred and his job title or authority changes significantly or if his place of employment changes by more than 20 miles from its current location.

In the event of the death or disability of Mr. Forsyth, he or his estate is entitled to a payment of six months of his base salary, unless to the death or disability occurs after a “Change in Control” in which case the payment will be equal to two years of his base salary.

Mr. Forsyth will receive a severance package if he is terminated by the Company “without cause.”  The terms of the severance package provides that he would receive two years base salary.

A copy of Mr. Forsyth’s Employment Agreement has been filed with the SEC on Form 8-K.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain information concerning stock options and restricted stock awards (our only forms of equity awards) held by our executive officers at November 30, 2011 and by Dr. Parker, who is a vice-president of the Company, but not an executive officer, as of that same date:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Christine Koenemann	75,000	--	--	$0.25	07/29/2012	--	--	--	--
	50,000	--	--	$1.53	04/15/2018	--	--	--	--
	20,000	--	6,666	$0.81	03/08/2020	--	--	--	--
Larry Parker, PhD	40,000	--	--	$1.53	04/15/2018	--	--	--	--
	10,000	--	3,333	$0.81	03/08/2020	--	--	--	--

Richard Forsyth, Chief Financial Officer, began employment on September 1, 2011.  He received no equity awards and had no stock awards as of November 30, 2011.

Subsequent Event

On March 29, 2012, Ms. Koenemann exercised an option granted in 2002 and purchased 25,000 shares of the Company’s Common Stock for $.25 per share.  The 2002 option grant was for 100,000 shares and in 2010 Ms. Koenemann exercised her right to purchase 25,000 shares under that grant.  Following the 2010 exercise and the March 2012 exercise, Ms. Koenemann remains entitled to purchase an additional 50,000 shares under the 2002  grant. The 2002 grant expires in July 2012.

Director Compensation

The following Director Compensation Table summarizes the compensation of our non-employee directors for services rendered during the year ended November 30, 2011:

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Total ($)

William Fruehling	$6,350	$0	$3,059	$9,409
Mark Cole	$6,350	$0	$3,059	$9,409

(1)
Represents fair market value of options granted during the year ended November 30, 2011, calculated using the Black-Scholes option pricing model and related assumptions as disclosed in our consolidated financial statements.

Director Outstanding Awards at Fiscal Year-End

As of November 30, 2011, our non-employee directors held stock awards and stock options covering the following number of shares:

	Outstanding
Name	Stock Award Shares	Stock Option Shares

William Fruehling	0	69,500

Mark Cole	0	42,500

Narrative Discussion of Director Compensation

Each non-employee director receives (i) a cash payment of $1,000 for each meeting of the Board of Directors that the director attends in person or by telephone, (ii) a cash payment of $350 for each meeting of a Committee of the Board of Directors that the director attends in person or by telephone, unless that meeting occurs in conjunction with a Board Meeting, in which case there is no payment for attendance at that Committee meeting, and (iii) a stock option described below.  Each director at the beginning of the Company’s fiscal year is awarded a stock option to acquire 7,500 sharesof the Company’s common stock.  The option vests in quarterly installments during the fiscal year.  The exercise price is the fair value of the shares at the time of grant.  The option is for 10 years.  Additionally, the Company reimburses directors for actual out of pocket costs related to attending meetings.

Control

We do not believe that any individual controls us by virtue of stock ownership.  However, by virtue of her position as our President, and a director, Christine Koenemann, and our entire Board of Directors possess the power to direct or cause the direction of the management and policies of us and may be deemed to control us.

Review and Approval of Transactions with Related Persons

We have adopted a Related Party Transaction Policy pursuant to which, in general, our Audit Committee is charged with the responsibility of reviewing and approving all transactions with related persons, as defined in Securities and Exchange Commission regulations.

MISCELLANEOUS

Stockholder Proposals

From time-to-time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy related to that meeting.  In order to be considered, such proposals must be submitted in writing on a timely basis.  Stockholder proposals intended to be included in our proxy statement and form of proxy related to our 2013 Annual Meeting of Stockholders must be received by March 1, 2013.  Any such proposals, as well as any questions relating thereto, should be directed to our Secretary, 1260 Avenida Chelsea, Vista, California 92081.  As to any proposal intended to be presented by a stockholder, without inclusion in the Board of Directors’ proxy statement and form of proxy for our 2012 Annual Meeting, the proxies named in the Board of Directors’ form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless we receive notice of the matter on or before April 1, 2013.  Any such notices should also be directed to our Secretary at the above address.  However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange regulations.

Annual Report on Form 10-K

Our Annual Report to Stockholders for the year ended November 30, 2011 accompanies this proxy statement but is not incorporated in and is not to be deemed a part of this proxy statement.  A copy of our annual Report on Form 10-K for the year ended November 30, 2011, which has been filed with the Securities and Exchange Commission, is included in our Annual Report to Stockholders and is also available, without charge, to stockholders upon request.  Requests for a copy of that report should be addressed to Richard Forsyth, Secretary, 1260 Avenida Chelsea, Vista, California 92081.

Cost To Solicit Proxies

We will bear the cost of preparation, printing and mailing of this proxy statement and the solicitation of proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from the beneficial owners.  Proxies may be solicited without extra compensation by certain of our officers, directors and regular employees by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interview.  We have not retained any service to assist us in soliciting proxies.

Other Matters

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Meeting other than the election of directors, the approval of the Stock Option and Stock Compensation Plan and the ratification of the appointment of the accountants of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

By Order of the Board of Directors

Richard Forsyth
Secretary
May 1, 2012

8279 Westbridge CST_01 4/13/12 5:41 PM Page 1

Annual Shareholder Meeting of

Westbridge Research Group

10:00 am
June 15, 2012
1260 Avenida Chelsea
Vista, CA 92081

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 15, 2012

This Proxy Statement and our 2011 Financials to Stockholders are available at: http://www.cstproxy.com/westbridge/2012

MARK, SIGN AND DATE YOUR PROXY CARD BELOW AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this [X]

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. ELECTION OF DIRECTORS: FOR ☐ WITHHOLD ☐

Nominees: **William Fruehling**, **Christine Koenemann**, **Mark Cole**

To withhold a vote for any individual nominee, strike a line through that nominee's name listed above.

2. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS: FOR ☐ AGAINST ☐ ABSTAIN ☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Label Area 4" x 1 1/2"

PRINT AUTHORIZATION *(THIS BOXED AREA DOES NOT PRINT)*

To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.

SIGNATURE:____________________ DATE:________ TIME:______

Registered Quantity______________ Broker Quantity______________

Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ Signature ______________________ Date __________, 2012.

NOTE: Please sign as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

8279 Westbridge CST_01 4/13/12 5:41 PM Page 2

ELECTION OF DIRECTORS

William Fruehling, 71, has served as a Director of the Company since April 1997. Mr. Fruehling was appointed Chairman of the Board November 8, 2004. Mr Fruehling is the founder and President of Fruehling Communications, a San Diego based advertising and public relations company formed 1985. His company focuses on crop protection products for growers producing high-value crops in the United States, Europe and Asia. Prior to starting Fruehling Communications, Mr. Fruehling worked extensively in the advertising industry with regard to agribusiness. He managed the Elanco Products Crop Protection Chemical account in the Southern and Western United States, as well as the Monsanto Account with regard to Hybrid Seed Corn, for Creswell, Munsell, Fultz & Zirbel in Cedar Rapids, Iowa.

Mark Cole, 49, most recently held the position of Chief Financial Officer for Kidrobot, Inc. a privately held leader in the collectible toy and apparel art market. Prior to joining Kidrobot, Mark was at Crocs, Inc. where he led the Company's global accounting function during its hyper growth period. Prior to Crocs, Mr. Cole held Executive level financial positions with Ashworth and Salient Networks. Mr. Cole began his career as an audit professional with Big 4 public accounting firms and later served as Managing Director for the CPA firm of Cole & Company. Mr. Cole was appointed as a Director of the Company on April 7, 2005.

RATIFICATION OF SELECTION OF AUDITORS

Although not required to do so, the Board is seeking shareholder ratification of its selection of PKF to serve as the Company's auditors for the fiscal year ending November 30, 2012. PFK has served as the Company's auditors for eight years.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Westbridge Research Group

The undersigned hereby appoints Christine Koenemann and William Fruehling, and each of them, as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Westbridge Research Group held of record by the undersigned on May 1, 2012, at the Annual Meeting of Shareholders to be held June 15, 2012, or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)